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                                                                    EXHIBIT 23.2

                          CONSENT OF COOPERS & LYBRAND

     We hereby consent to the incorporation by reference in this registration statement of our report dated February 13, 1995 on the audits of the consolidated financial statements of DEKALB Energy Company as of December 31, 1994 and 1993 and for the years ended December 31, 1994 and 1993; and to all references to our Firm included in this registration statement.

                                          Coopers & Lybrand
                                          Chartered Accountants

Calgary, Alberta, Canada

April 15, 1996